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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

MeiraGTx Holdings plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MeiraGTx Holdings plc
450 East 29th Street, 14th Floor
New York, New York 10016

April 21, 2020

Dear Fellow Shareholders:

        On behalf of the Board of Directors, I cordially invite you to attend the 2020 annual general meeting of shareholders (the "Annual Meeting") of MeiraGTx Holdings plc, which will be held on Tuesday, June 2, 2020, beginning at 10:00 a.m., Eastern Time, at our offices located at 450 East 29th Street, 14th Floor, New York, New York, 10016. This year, you will be able to attend the Annual Meeting and vote during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/MGTX2020 and inputting your unique, 16-digit control number included on your Notice Regarding the Availability of Proxy Materials or your proxy card. You will be able to listen to the meeting live, submit questions and vote during the live webcast.

        On account of public health and safety concerns posed by the outbreak of the novel coronavirus, or COVID-19, you are encouraged to attend via the webcast. We intend to hold our Annual Meeting in person and via webcast. However, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may continue to impose in light of COVID-19. In the event it is not possible or advisable to hold an in-person Annual Meeting, we will conduct our Annual Meeting solely via webcast at www.virtualshareholdermeeting.com/MGTX2020, and make an announcement to that effect as promptly as practicable prior to the meeting. Please monitor the Investors and Media section of our website at http://www.meiragtx.com for updated information. As always, we encourage you to vote your shares prior to our Annual Meeting.

        In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their shareholders over the Internet, we have sent our shareholders of record at the close of business on April 6, 2020 a Notice Regarding the Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

        Attached to this letter are a Notice of Annual General Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting.

        Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting. Please vote electronically over the Internet, by telephone or if, you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided.

        On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Keith R. Harris, Ph.D. Chairman of the Board

MeiraGTx Holdings plc
450 East 29th Street, 14th Floor
New York, New York 10016

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 2, 2020

        NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the "Annual Meeting") of MeiraGTx Holdings plc, an exempted company incorporated under the laws of the Cayman Islands, will be held on Tuesday, June 2, 2020, at 10:00 a.m., Eastern Time, at our offices located at 450 East 29th Street, 14th Floor, New York, New York 10016, and via live webcast by visiting www.virtualshareholdermeeting.com/MGTX2020.

        The Annual Meeting is being held:

  1.
  to elect each of Ellen Hukkelhoven, Ph.D., Joel S. Marcus and Nicole Seligman as a Class II director to hold office until the Company's annual meeting of shareholders to be held in 2023 and until their respective successors have been duly elected and qualified;

  2.
  to ratify, by ordinary resolution the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  3.
  to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

        These items of business are described in the Proxy Statement that follows this notice. Holders of record of our ordinary shares at the close of business on April 6, 2020 are entitled to receive notice of, attend and vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such shareholders will be open to the examination of any shareholder at our principal executive offices at 450 East 29th Street, 14th Floor, New York, New York 10016 for a period of ten days prior to the Annual Meeting. The Annual Meeting may be cancelled or postponed by the Board of Directors at any time prior to the Annual Meeting for any reason or for no reason at any time prior to the time for holding the Annual Meeting or, if the Annual Meeting is adjourned, the time for holding the adjourned Annual Meeting and the Board of Directors shall give shareholders notice in writing of any cancellation or postponement.

        Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,

Alexandria Forbes, Ph.D. President and Chief Executive Officer

April 21, 2020

        This Notice of Annual General Meeting of Shareholders and Proxy Statement are first being distributed or made available, as the case may be, on or about April 21, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

MeiraGTx Holdings plc
450 East 29th Street, 14th Floor
New York, New York 10016

PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 2, 2020

        This proxy statement (the "Proxy Statement") and our annual report for the fiscal year ended December 31, 2019 (the "Annual Report" and, together with the Proxy Statement, the "proxy materials") are being furnished by and on behalf of the board of directors (the "Board" or the "Board of Directors") of MeiraGTx Holdings plc (the "Company," "MeiraGTx," "we," "us," or "our"), in connection with our 2020 annual general meeting of shareholders (the "Annual Meeting").

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

        The Annual Meeting will be held on Tuesday, June 2, 2020 at 10:00 a.m., Eastern Time, at our offices located at 450 East 29th Street, 14th Floor, New York, New York 10016 and via live webcast by visiting www.virtualshareholdermeeting.com/MGTX2020.

        On account of public health and safety concerns posed by the outbreak of the novel coronavirus, or COVID-19, you are encouraged to attend via the webcast. We intend to hold our Annual Meeting in person and via webcast. However, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may continue to impose in light of COVID-19. In the event it is not possible or advisable to hold an in-person Annual Meeting, we will conduct our Annual Meeting solely via webcast at www.virtualshareholdermeeting.com/MGTX2020, and make an announcement to that effect as promptly as practicable prior to the meeting. Please monitor the Investors and Media section of our website at http://www.meiragtx.com for updated information.

What are the purposes of the Annual Meeting?

        The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

  •
  Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

  •
  Proposal No. 2: Ratification, by ordinary resolution, of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

        At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

        The rules of the Securities and Exchange Commission (the "SEC") permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice Regarding the Availability of Proxy Materials (the "Notice and Access Card") provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

        It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?

        No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?

        Holders of record of our ordinary shares as at the close of business on April 6, 2020 (the "Record Date") will be entitled to receive notice of, attend and vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 36,840,416 of our ordinary shares issued and outstanding and entitled to vote. On the basis that voting at the Annual Meeting will be conducted by way of a poll, every shareholder present in person or by proxy shall have one vote for each ordinary share held on any matter presented to shareholders at the Annual Meeting.

What is the difference between being a "record holder" and holding shares in "street name"?

        A record holder (also called a "registered holder") holds shares in his or her name. Shares held in "street name" means that shares are held in the name of a bank, broker or other nominee on the holder's behalf.

What do I do if my shares are held in "street name"?

        If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in "street name." The Notice and Access Card or the proxy materials, if you have elected to receive a hard copy, have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shareholders must be present to hold the Annual Meeting in order for there to be a quorum?

        A quorum must be present at the Annual Meeting in order for any business to be transacted. One or more shareholders holding at least one third of the voting share capital of the Company present in person, or by remote communication, or by proxy and entitled to vote at that meeting shall form a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

        Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are "broker non-votes"?

        A "broker non-vote" occurs when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

        Under current stock exchange interpretations that govern broker non-votes, Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on this proposal. Proposal No. 2 for the ratification, by ordinary resolution, of the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on such proposal.

What if a quorum is not present at the Annual Meeting?

        Under our Amended and Restated Articles of Association, no business shall be transacted at the Annual Meeting unless a quorum of shareholders is present in person, by remote communication or by proxy at the time when the meeting proceeds to business. If a quorum is not present in person, by remote communication or by proxy within half an hour of the scheduled time of the Annual Meeting, the Annual Meeting shall stand adjourned to the same day in the next week, at the same time and place. If a quorum is not present or represented within half an hour of the scheduled time for the adjourned Annual Meeting the shareholders present and entitled to vote at the adjourned Annual Meeting, present in person, by remote communication or by proxy, shall form a quorum.

How do I vote my shares and what are the voting deadlines?

        If you are a shareholder of record, there are four ways to vote by proxy:

  •
  by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

  •
  by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access card or proxy card;

  •
  by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

  •
  at the Annual Meeting—You can vote your shares during the Annual Meeting via the Internet by following the instructions at www.virtualshareholdermeeting.com/MGTX2020. You will need the 16 digit control number provided on your proxy card or Notice and Access card.

        Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 1, 2020.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

        You will need to have a government-issued photo identification along with either your Notice and Access Card or proof of ownership of our shares as of the Record Date in order to enter the Annual Meeting. Proof of ownership may be any of the following:

  •
  A brokerage statement or letter from a bank or broker indicating ownership on the Record Date;

  •
  A printout of the proxy distribution email (if you received your materials electronically); or

  •
  A voting instruction form received from your bank, broker or nominee.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

        The meeting will begin promptly at 10:00 a.m., Eastern Time. Check-in will begin at 9:30 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

        On account of public health and safety concerns posed by the outbreak of the novel coronavirus, or COVID-19, you are encouraged to attend via the webcast. In the event it is not possible or advisable to hold an in-person Annual Meeting, we will conduct our Annual Meeting solely via webcast at www.virtualshareholdermeeting.com/MGTX2020, and make an announcement to that effect as promptly as practicable prior to the meeting. Please monitor the Investors and Media section of our website at http://www.meiragtx.com for updated information.

        Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Will I be able to submit questions through the webcast?

        You will be able to submit your questions electronically during the meeting to the entire Board or individual directors by visiting www.virtualshareholdermeeting.com/MGTX2020.

How does the Board recommend that I vote?

        The Board recommends that you vote:

  •
  FOR the nominees to the Board set forth in this Proxy Statement.

  •
  FOR the ratification, by ordinary resolution, of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.

How many votes are required to approve each proposal?

        The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of "Withhold" or "Abstain" Votes		Broker Discretionary Voting Allowed

Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative "FOR" votes will be elected as Class II directors.	"FOR ALL" "WITHHOLD ALL" "FOR ALL EXCEPT"	None	(1)	No	(2)
Proposal No. 2: Ratification, by Ordinary Resolution, of the Appointment of Our Independent Registered Public Accounting Firm	The affirmative vote of the holders of a simple majority of our ordinary shares present in person or by proxy and voting at the Annual Meeting.(3)	"FOR" "AGAINST" "ABSTAIN"	None	(4)	Yes	(4)

(1)
Votes that are "withheld" will have the same effect as an abstention and will not count as a vote "FOR" or "AGAINST" a director, because directors are elected by plurality voting.

(2)
As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(3)
For Proposal No. 2, this assumes voting is conducted by way of a poll and not a show of hands.

(4)
A vote marked as an "Abstention" is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(5)
As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal

What if I do not specify how my shares are to be voted?

        If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board's recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

        Representatives of Broadridge Investor Communications Services ("Broadridge") will tabulate the votes, and representatives of Broadridge will act as inspectors of election.

Can I revoke or change my vote after I submit my proxy?

        Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

  •
  sending a written statement to that effect to the attention of the Secretary at our corporate offices, provided such statement is received no later than June 1, 2020;

  •
  voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 1, 2020;

  •
  submitting a properly signed proxy card with a later date that is received no later than June 1, 2020;

  •
  attending the Annual Meeting, revoking your proxy and voting in person; or

  •
  attending the Annual Meeting via the Internet by following the instructions at www.virtualshareholdermeeting.com/MGTX2020.

        If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

        Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote in person at the Annual Meeting or via the webcast.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Board Size and Structure

        In accordance with our Amended and Restated Memorandum and Articles of Association as currently in effect (the "Articles"), the Board has the discretion to fix the minimum and maximum number of directors to serve on our Board and, unless such numbers are fixed, the minimum shall be one and the maximum shall be unlimited. Our Board has not set a maximum, and the Board currently consists of nine directors.

        Our Articles provide that the Board be divided into three classes, Class I, Class II and Class III, with staggered, three-year terms. At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual general meeting following election. Each director shall hold office until the expiration of their term, until their successor shall have been duly elected and qualified or until their earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled by vote of a majority of the directors then in office. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.

Current Directors and Terms

        Our current directors and their respective classes and terms are set forth below.

Class I Directors with Current Term Ending at 2022 Annual Meeting	Class II Directors with Current Term Ending at 2020 Annual Meeting	Class III Directors with Current Term Ending at 2021 Annual Meeting
Martin Indyk	Ellen Hukkelhoven, Ph.D.	Alexandria Forbes, Ph.D.
Arnold J. Levine, Ph.D.	Joel S. Marcus	Keith R. Harris, Ph.D.
Thomas E. Shenk, Ph.D.	Nicole Seligman	Neil Mendoza

Nominees for Director

        Dr. Hukkelhoven, Mr. Marcus and Ms. Seligman have been nominated by the Board to stand for election. As Dr. Hukkelhoven, Mr. Marcus and Ms. Seligman are directors assigned to Class II, their current term of service will expire at the Annual Meeting. If elected by the shareholders at the Annual Meeting, Dr. Hukkelhoven, Mr. Marcus and Ms. Seligman will each serve for a term expiring at our annual meeting of shareholders to be held in 2023 (the "2023 Annual Meeting") and the election and qualification of his or her successor or until his or her earlier death, resignation or removal.

        Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve.

Information About Board Nominees and Continuing Directors

        The following pages contain certain biographical information as of April 13, 2020 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

        We believe that all of our directors and nominees display: personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its Committees; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our shareholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring No Later than the 2023 Annual Meeting

Class II Directors	Age	Director Since	Current Position(s) at MeiraGTx

Ellen Hukkelhoven, Ph.D.	33	October 2017	Director
Joel S. Marcus	72	June 2015	Director
Nicole Seligman	63	May 2019	Director

        Ellen Hukkelhoven, Ph.D. has served as a member of our Board of Directors since October 2017. Since 2018, Dr. Hukkelhoven has served as a Managing Director at Perceptive Advisors, LLC ("Perceptive Advisors"), a leading healthcare investment firm, prior to which she served as a Senior Analyst since 2013. Prior to joining Perceptive Advisors in 2013, Dr. Hukkelhoven received a B.A. in molecular biology and finance from Princeton University and a Ph.D. in cancer biology from Memorial Sloan Kettering Cancer Center. Our Board of Directors believes that Dr. Hukkelhoven's academic and biotechnology investing experience qualifies her to serve as a member of our Board of Directors.

        Joel S. Marcus has served as a member of our Board of Directors since June 2015. Mr. Marcus co-founded Alexandria Real Estate Equities, Inc. (NYSE:ARE), a publicly traded real estate investment trust, in 1994 as a garage startup with $19 million in Series A capital and led its growth into an S&P 500® company with a total market capitalization of approximately $26 billion as of December 31, 2019. He currently serves as Executive Chairman after previously serving as its Chairman since May 2007, Chief Executive Officer since March 1997, and a director since its founding. Mr. Marcus also founded and leads the company's strategic venture arm, Alexandria Venture Investments. Prior to co-founding Alexandria Real Estate Equities, Mr. Marcus had an extensive legal career specializing in corporate finance and capital markets, venture capital and mergers and acquisitions with special expertise in the biopharmaceutical industry. Mr. Marcus currently serves on the boards of directors of Applied Therapeutics, Inc., Frequency Therapeutics, Inc., and Intra-Cellular Therapies, Inc., publicly traded biopharmaceutical companies, and previously served on the board of directors of Atara Biotherapeutics, Inc., a publicly traded immunotherapy company. He also serves on the boards of directors of several private companies. Mr. Marcus received both his B.A. and J.D. from the University of California, Los Angeles. Our Board of Directors believes that Mr. Marcus' extensive experience in the life science real estate industry and as a chief executive officer, as well as his training as a C.P.A. and attorney, provide him with the qualifications and skills to serve on our Board of Directors.

        Nicole Seligman has served as a member of our Board of Directors since May 2019. Ms. Seligman was the President of Sony Entertainment, Inc. from 2014 to 2016 and of Sony Corporation of America from 2012 to 2016. From 2005 through 2014, she served as the global General Counsel of Sony Corporation. She joined Sony in 2001 as Executive Vice President and General Counsel of Sony Corporation of America. Prior to joining Sony, she was a partner in the litigation practice at Williams & Connolly LLP where she worked on a broad range of complex civil and criminal matters and counseled a broad range of clients, including President William Jefferson Clinton and Hillary Clinton. Ms. Seligman served as law clerk to Justice Thurgood Marshall on the Supreme Court of the United States from 1984 to 1985 and as law clerk to Judge Harry T. Edwards at the U.S. Court of Appeals for the District of Columbia Circuit from 1983 to 1984. Ms. Seligman currently serves on the board of directors of ViacomCBS Inc., Far Point Acquisition Corporation, and WPP plc, and served on the board of directors of Viacom Inc. through December 2019 when it merged with CBS Corp. Ms. Seligman received her B.A., magna cum laude, from Harvard College (Radcliffe) and her J.D., magna cum laude, from Harvard Law School, where she was a winner of the Sears Prize. Our Board of Directors believes that Ms. Seligman's extensive experience as a senior executive at a global public company, together with her exceptional achievements in the legal profession and her corporate governance expertise, provide her with the qualifications and skills to serve on our Board of Directors.

Class III Directors Whose Terms Expire at the 2021 Annual Meeting of Shareholders

Class III Directors	Age	Director Since	Current Position(s) at MeiraGTx

Alexandria Forbes, Ph.D.	55	March 2015	President and Chief Executive Officer and Director
Keith R. Harris, Ph.D.	67	June 2015	Chairman of the Board
Neil Mendoza	60	June 2015	Director

        Alexandria Forbes, Ph.D. has served as our President, Chief Executive Officer and member of our Board of directors since March 2015. Prior to joining MeiraGTx, Dr. Forbes served as Senior Vice President of Commercial Operations at Kadmon Holdings, Inc., a biopharmaceutical company, from September 2013 to April 2015, and served as a member of its board of directors until June 2018. Prior to Kadmon Holdings, Inc., Dr. Forbes spent eleven years as a healthcare investor at Sivik Global Healthcare (formerly Argus Partners), a healthcare hedge fund, from August 2001 to November 2008, and at Meadowvale Asset Management, a healthcare hedge fund, from January 2010 to June 2012. Before entering the hedge fund industry, Dr. Forbes was a Human Frontiers/Howard Hughes postdoctoral fellow at the Skirball Institute of Biomolecular Medicine at NYU Langone Medical Center from March 1997 to September 2000. Prior to this, Dr. Forbes was a research fellow at Duke University, and also at the Carnegie Institute at Johns Hopkins University. Dr. Forbes received an M.A. in Natural Sciences from Cambridge University and a Ph.D. in Molecular Genetics from Oxford University. Our Board of Directors believes Dr. Forbes' extensive academic and clinical experience, as well as her knowledge of the industry, qualifies her to serve on our Board of Directors.

        Keith R. Harris, Ph.D. has served as a member of our Board of Directors since June 2015 and has served as chairman of our Board of Directors since February 2018. Dr. Harris is a London-based investment banker and financier with a 35-year career as a senior corporate finance and takeover advisor. Since 1999, Dr. Harris has been the chairman of Keith Harris & Associates, a sports and financial consulting firm. Dr. Harris previously served as Chief Executive Officer of HSBC Investment Bank from 1994 to 1999 and Seymour Pierce Holdings Limited, a subsidiary of which, Seymour Pierce Limited, was acquired in a pre-paid administration under United Kingdom ("U.K.") law in 2013. Dr. Harris received a B.Sc. in business and economics (1st Class Honours) from the University of Bradford and a Ph.D. in Economics from the University of Surrey. Our Board of Directors believes that Dr. Harris' financial knowledge and experience qualifies him to serve as a member of our Board of Directors.

        Neil Mendoza has served as a member of our Board of Directors since June 2015. Mr. Mendoza is Provost of Oriel College, Oxford University. In 1986, Mr. Mendoza founded the custom marketing and publishing agency Forward, subsequently renamed Bookmark Content and Communications, a subsidiary of WPP plc. Mr. Mendoza has served since 2016 as a non-executive director of the Department of Digital Culture, Media & Sport within the United Kingdom government. Mr. Mendoza also served as the chairman of Victoria Private Investment Office, a London-based investment advisory firm, from 2010 to 2018. He received an M.A. in Geography from Oxford University. Our Board of Directors believes Mr. Mendoza's extensive experience with investments provides him with the qualifications and skills to serve on our Board of Directors.

Class I Directors Whose Terms Expire at the 2022 Annual Meeting of Shareholders

Class I Directors	Age	Served as a Director Since	Current Position(s) with MeiraGTx
Martin Indyk	68	February 2019	Director
Arnold J. Levine, Ph.D.	80	February 2016	Director
Thomas E. Shenk, Ph.D.	73	June 2015	Director

        Martin Indyk has served as a member of our Board of Directors since February 2019. Ambassador Indyk is an American diplomat and policy expert who has served in senior positions in the Clinton, George W. Bush and Obama administrations, including at the White House as Special Assistant to the President and Senior Director for Near East and South Asia, and at the U.S. Department of State as Assistant Secretary of State for Near East Affairs, Special Envoy for Israeli-Palestinian Negotiations, and as the U.S. Ambassador to Israel. Since October 2018, Ambassador Indyk has served as a Distinguished Fellow at the Council on Foreign Relations, a non-profit think tank specializing in U.S. foreign policy and international affairs. In July 2019, he was appointed as a Senior Adviser at Credit-Suisse Asset Management, a consulting role to provide political risk management and strategic advice. From 2010 to 2018, Ambassador Indyk worked at The Brookings Institution, a non-profit public policy organization, where he was responsible for directing research, expanding the reach of the organization internationally, and raising and managing funding for the organization. At The Brookings Institution, he served as Executive Vice President from 2015 to 2017, and prior to that as the Vice President and Director of the Foreign Policy Program. In 2003, Ambassador Indyk was co-founder with Sheikh Hamad bin Jassem al-Thani of the Doha Forum on U.S. Relations with the Islamic World and, from 2004 to 2017, Ambassador Indyk acted as co-founder with Mr. Haim Saban of the Saban Forum on U.S.-Israel Relations. Ambassador Indyk also serves on the boards of several non-profit organizations (including the Lowy Institute for International Policy, the Israel Institute for National Security Studies, and the Middle East Investment Initiative of the Aspen Institute). Ambassador Indyk received a Bachelor of Economics (with honors) from the University of Sydney and a Ph.D. in International Relations from the Australian National University. Our Board of Directors believes that Ambassador Indyk's expertise and experience in public service, navigating contentious issues and managing complex organizations provides him with the qualifications and skills to serve on our Board of Directors.

        Arnold J. Levine, Ph.D. has served as a member of our Board of Directors since February 2016. Since 2000, Dr. Levine has served as a professor emeritus at the Institute for Advanced Study. Dr. Levine was a director of Imclone Systems Incorporated from 2000 to 2003. He was a professor in the Department of Molecular Biology at Princeton University from 1984 until 1996, where he was named the Harry C. Wiess Professor in Life Sciences and was the chairman of the department. Dr. Levine currently serves as a member of each of the U.S. National Academy of Sciences, the U.S. National Academy of Medicine and the American Philosophical Society. Dr. Levine received a B.A. from Harpur College, State University of New York at Binghamton and a Ph.D. in microbiology from the University of Pennsylvania. Our Board of directors believes Dr. Levine's expertise and experience serving as a director in the pharmaceutical sector and his academic background provides him with the qualifications and skills to serve on our Board of Directors.

        Thomas E. Shenk, Ph.D. has served as a member of our Board of Directors since June 2015. Dr. Shenk has been the James A. Elkins Jr. Professor of Life Sciences in the Department of Molecular Biology at Princeton University since 1984. Dr. Shenk served on the board of directors of Merck and Co., Inc., a pharmaceutical company, from 2001 to 2012. Dr. Shenk also served on the board of directors of each of Vical Incorporated and Kadmon Holdings, Inc. until August 2019 and June 2018, respectively. Dr. Shenk has been elected to membership in each of the U.S. National Academy of Sciences, the U.S. National Academy of Medicine and the American Philosophical Society. He received a B.S. from University of Detroit and a Ph.D. from Rutgers University. Our Board of Directors believes Dr. Shenk's expertise and experience serving as a director in the pharmaceutical sector and his academic background provides him with the qualifications and skills to serve on our Board of Directors.

Board Recommendation

        The Board of Directors unanimously recommends a vote FOR the election of each of Ellen Hukkelhoven, Ph.D., Joel S. Marcus and Nicole Seligman as a Class II director to hold office until the 2023 Annual Meeting and until his or her successor has been duly elected and qualified.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

        The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm's global capabilities relative to our business; and the firm's knowledge of our operations. Ernst & Young LLP has served as our independent registered public accounting firm since 2016. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020.

        Although ratification is not required by our Articles or otherwise, the Board is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm and it is a good corporate governance practice. If our shareholders do not ratify the selection, the Audit Committee and the Board of Directors will reconsider such appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

        Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement as they may desire and be available to respond to appropriate questions from shareholders.

Audit, Audit-Related, Tax and All Other Fees

        The table below sets forth the aggregate fees billed to MeiraGTx for services related to the fiscal years ended December 31, 2019 and 2018, respectively, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,

	2019	2018

Audit Fees(1)	$533,000	$1,485,800
Audit-Related Fees	—	—
Tax Fees(2)	384,000	709,465
All Other Fees	—	—

	$917,000	$2,195,265

(1)
Audit fees for 2019 and 2018 consisted of professional services rendered for the audit of our financial statements, including the review of our quarterly financial statements. Additionally, audit fees for 2018 consisted of professional services rendered for our Form S-1 filed in connection with our initial public offering.

(2)
Tax fees for 2019 and 2018 consisted of professional services rendered for corporate tax compliance and tax advisory services.

Pre-Approval Policies and Procedures

        The formal written charter for our Audit Committee requires that the Audit Committee, or the chairman of the Audit Committee, pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm in accordance with the Company's audit services pre-approval policy (as amended from time to time), other than de minimis non-audit services approved in accordance with applicable SEC rules.

        The Audit Committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the Audit Committee.

        On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the Company's independent registered public accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the Audit Committee to whom the Committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts.

        The services provided to us by Ernst & Young LLP in 2018 and 2019 were provided in accordance with our pre-approval policies and procedures, as applicable.

Board Recommendation

        The Board of Directors unanimously recommends a vote FOR the ratification, by ordinary resolution, of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Audit Committee Report

        The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of "Corporate Governance—Audit Committee." Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company's financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

        In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, as the Company's independent registered public accounting firm, the Company's audited financial statements for the fiscal year ended December 31, 2019. The Audit

Committee also discussed with the Company's independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the "PCAOB"). In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company's independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the Company's independent registered public accounting firm their independence from the Company.

        Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:

  Keith R. Harris, Ph.D. (Chair)
  Joel S. Marcus
  Thomas E. Shenk, Ph.D.

EXECUTIVE OFFICERS

        The table below identifies and sets forth certain biographical and other information regarding our current executive officers. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since

Alexandria Forbes, Ph.D.	55	President and Chief Executive Officer and Director	March 2015
Richard Giroux	47	Chief Operating Officer and Chief Financial Officer	March 2015 and April 2019, respectively
Stuart Naylor, Ph.D.	57	Chief Development Officer	April 2015

    See page 9 of this Proxy Statement for Dr. Forbes' biography.

        Richard Giroux has served as our Chief Operating Officer since March 2015 and our Chief Financial Officer since April 2019. Mr. Giroux joined MeiraGTx from Sarissa Capital Management LP, an activist healthcare hedge fund, where he was a partner from March 2014 to March 2015. Prior to Sarissa Capital Management LP, Mr. Giroux was a founding partner and healthcare portfolio manager of Meadowvale Partners, a multi-strategy hedge fund, from January 2010 until June 2012. Prior to Meadowvale Partners, he was a partner at Sivik Global Healthcare (formerly Argus Partners), a healthcare hedge fund, from August 2001 to November 2008. Prior to that, from 1996 to 2001, he worked at investment banks Salomon Smith Barney and Goldman Sachs. Mr. Giroux received a B.A. in Economics from Yale University.

        Stuart Naylor, Ph.D. has served as our Chief Development Officer since April 2015 and served as a member of our Board of Directors from April 2015 through May 2019. From April 2015 to April 2016, Dr. Naylor was Chief Executive Officer of Athena Vision Limited, a biotechnology company. From June 2013 to April 2015, Dr. Naylor served as managing director of Coltivare Ltd., a healthcare consulting company. From 2008 to 2013, Dr. Naylor was Executive Director and Chief Scientific Officer of Oxford BioMedica plc, a gene therapy company. Prior to joining Oxford BioMedica plc, Dr. Naylor focused on translational cancer research at the Institute of Cancer Research in London. Dr. Naylor has a B.S.C. in microbiology and virology from the University of Warwick, an M.S. in Immunology from Kings College London, and a Ph.D. from the Imperial Cancer Research Fund laboratory studying ovarian cancer and cytokine biology.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        Our Board of Directors has adopted Corporate Governance Guidelines that govern its operation and that of its Committees. Our Board annually reviews our Corporate Governance Guidelines and, from time to time, our Board will revise them in response to changing regulatory requirements, evolving best practices and the concerns of our shareholders and other constituents. A copy of these Corporate Governance Guidelines can be found in the "Corporate Governance—Documents & Charters" section of the "Investors & Media" page of our website located at https://meiragtx.com/, or by writing to our Secretary at our offices at 450 East 29th Street, 14th Floor, New York, New York 10016.

Board Leadership Structure

        Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its shareholders. If the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director (the "Lead Director"). The Lead Director's responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chairman of the Board qualifies as independent, the Chairman of the Board will carry out the duties of the Lead Director, as applicable.

        The positions of our Chairman of the Board and our Chief Executive Officer and President are currently served by two separate persons. Dr. Harris serves as Chairman of the Board, and Dr. Forbes serves as our Chief Executive Officer and President. In his capacity as the independent Board Chairman, Dr. Harris performs the functions of the Lead Director.

        The Board believes our current leadership structure of Chief Executive Officer and Chairman of the Board being held by two separate individuals is in the best interests of the Company and its shareholders and strikes the appropriate balance between the Chief Executive Officer and President's responsibility for the strategic direction, day-to-day leadership and performance of our Company and the Chairman of the Board's responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and President and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its shareholders.

Director Independence

        Under our Corporate Governance Guidelines and the Nasdaq rules, a majority of our directors must qualify as independent directors and a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the Nasdaq rules.

        Our Board has undertaken a review of its composition, the composition of its Committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Keith R. Harris, Ph.D., Ellen Hukkelhoven, Ph.D., Martin Indyk, Arnold J. Levine, Ph.D., Joel S. Marcus, Neil Mendoza, Nicole Seligman and Thomas E. Shenk, Ph.D., representing eight of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as "independent" as that term is defined under the Nasdaq rules. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director's beneficial ownership of our ordinary shares and the relationships of our non-employee directors with certain of our significant shareholders. Alexandria Forbes, Ph.D. is not considered an independent director because she is currently employed by the Company.

Board and Board Committee Meetings and Attendance

        During 2019, our Board of Directors met seven times and acted by written consent eight times, the Audit Committee met eight times and acted by written consent twice, the Compensation Committee met four times and acted by written consent twice, and the Nominating and Corporate Governance Committee met four times and acted by written consent three times. In 2019, each of our directors attended at least 75% of the meetings of the Board and Committees on which such director served as a member, other than Dr. Levine who attended 73% of the meetings of the Board and Committees on which he served as a member. He was unable to attend three special meetings out of a total of eleven meetings.

Executive Sessions

        Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.

Director Attendance at the Annual Meeting of Shareholders

        We do not have a formal policy regarding the attendance of our Board members at our annual meetings of shareholders, but we expect all directors to make every effort to attend any meeting of shareholders. All of the members of the Board of Directors attended the 2019 annual general meeting of shareholders, other than Mr. Mendoza who had a long-standing previous commitment.

Board Committees

        Our Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation Committee, the

Nominating and Corporate Governance Committee and the Science and Technology Committee operates under a written charter. The table below indicates the current members of these Committees.

Director	Audit Committee(1)	Compensation Committee	Nominating and Corporate Governance Committee(2)	Science and Technology Committee(3)

Alexandria Forbes, Ph.D.	—	—	—	X
Keith R. Harris, Ph.D.	Chair	Chair	X	—
Martin Indyk	—	—	X	—
Arnold J. Levine, Ph.D.	—	X	—	Chair
Joel S. Marcus	X	—	Chair	—
Neil Mendoza	—	X	X	X
Nicole Seligman	—	—	X	X
Thomas E. Shenk, Ph.D.	X	—	—	X

(1)
Mr. Mendoza served as a member of the Audit Committee until December 31, 2019. Dr. Shenk was appointed to the Audit Committee effective as of January 1, 2020.

(2)
Ambassador Indyk and Ms. Seligman were appointed to the Nominating and Corporate Governance Committee effective as of January 1, 2020.

(3)
The Science and Technology Committee was established by the Board effective as of January 1, 2020.

Audit Committee

        Our Audit Committee is responsible for, among other things:

  •
  appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

  •
  overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

  •
  reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  coordinating our Board of Directors' oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  discussing our risk management policies;

  •
  meeting independently with our registered public accounting firm, management and internal auditing staff, if any;

  •
  reviewing and approving or ratifying any related person transactions;

  •
  pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the Committee or exempt from such requirement under SEC rules);

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

  •
  preparing the Audit Committee report required by SEC rules.

        Our Board of Directors has affirmatively determined that each member of our Audit Committee (i) qualifies as "independent" under Nasdaq's heightened standards and Rule 10A-3 of the Exchange Act of 1934, as amended (the "Exchange Act"), applicable to audit committee members, and (ii) meets the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board has also affirmatively determined that each of Keith R. Harris, Ph.D. and Joel S. Marcus qualifies as an "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

        Our Compensation Committee is responsible for, among other things:

  •
  reviewing and approving, or recommending for approval by the Board of Directors, the compensation of our Chief Executive Officer and our other executive officers;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to our Board of Directors with respect to director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," to the extent required;

  •
  reviewing with management our major compensation-related risk exposures and the steps management has taken, or should consider taking, to monitor or mitigate such exposures; and

  •
  preparing the annual Compensation Committee report required by SEC rules, to the extent required.

        Our Board of Directors has determined that each member of our Compensation Committee (i) qualifies as "independent" under Nasdaq's heightened standards applicable to compensation committee members and (ii) is a "non-employee director" as defined in Section 16b-3 of the Exchange Act.

        The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee.

Compensation Consultants

        In accordance with its authority to retain consultants and advisors described above, the Compensation Committee has engaged the services of Total Compensation Solutions ("TCS") on an annual basis as its compensation consultant to provide advice, consulting and guidance on executive, non-employee director and employee retention and incentive plans.

        All services related to executive compensation provided by TCS during 2019 were conducted under the direction or authority of the Compensation Committee, and all work performed by TCS was pre-approved by the Compensation Committee. Neither TCS nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. Additionally, during 2019, TCS did not provide any services to us unrelated to executive and director compensation.

        The Compensation Committee evaluated whether any work provided by TCS raised any conflict of interest for services performed during 2019 and determined that it did not.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible for, among other things:

  •
  identifying individuals qualified to become members of our Board and the criteria to be used in nominating directors;

  •
  recommending to our Board the persons to be nominated for election as directors and to each Committee of the Board;

  •
  developing and recommending to our Board of Directors corporate governance guidelines, and reviewing and recommending to our Board of Directors proposed changes to our corporate governance guidelines from time to time;

  •
  periodically reviewing the Board's leadership structure;

  •
  overseeing management's implementation of compliance programs with respect to non-financial compliance matters; and

  •
  overseeing a periodic evaluation of our Board of Directors.

        Our Board has determined that each member of our Nominating and Corporate Governance Committee qualifies as "independent" under Nasdaq rules applicable to nominating and corporate governance committee members.

Science and Technology Committee

        Our Science and Technology Committee is responsible for, among other things:

  •
  reviewing and advising the Board on the Company's strategic direction and investment in research and development and technology;

  •
  reviewing matters relating to scientific capabilities and programs;

  •
  reviewing the attainment of key research and development milestones; and

  •
  identifying and discussing significant emerging trends and issues in science and technology and considering the potential impact of such matters on the Company.

Director Nominations Process

        The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its Committees. In considering whether to recommend any particular candidate to serve on the Board or its Committees or for inclusion in the Board's slate of recommended director nominees for election at the annual meeting of shareholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the Nominating and Corporate Governance Committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company's industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company's operations; diversity of expertise and experience in substantive matters pertaining to the Company's business relative to other Board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the Nominating and

Corporate Governance Committee may also consider the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

        In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board's effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

        Ellen Hukkelhoven, Ph.D. and Joel S. Marcus were each initially identified as potential candidates for election to our Board by separate shareholders prior to our initial public offering ("IPO"). Nicole Seligman was appointed to the Board on the recommendation of our Nominating and Corporate Governance Committee. Each of the Class II director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment and their nomination for election or re-election, as applicable, at the Annual Meeting.

        When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member's biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board's nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of our Secretary, MeiraGTx Holdings plc, 450 East 29th Street, 14th Floor, New York, New York 10016. All recommendations for nominations received by our Secretary that satisfy the requirements under the rules of the SEC relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. For additional information, regarding shareholder proposals, see "Shareholder Proposals and Director Nominations."

Board Role in Risk Oversight

        The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and Committee meetings, general oversight of executives' management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board's assessment of management's tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee. Each of the Committees regularly reports to the Board.

        The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program. The Audit Committee also oversees financial risks and information security risks (including cybersecurity and data protection). Through its regular meetings with management, including the finance, legal, compliance, risk, internal control and information technology functions, the Audit Committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company's compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, independence, potential conflicts of interest and corporate governance, as well as risks relating to our compliance programs. The Science and Technology Committee reviews our pipeline to evaluate our progress in achieving our long-term strategic research and development goals and objectives and assure that we make well-informed choices in investment in research and development and technology. In addition, our Board receives periodic detailed operating performance reviews from management.

Committee Charters and Corporate Governance Guidelines

        Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee and other corporate governance information are available under the Corporate Governance section of the Investors & Media page of our website located at https://meiragtx.com/, or by writing to our Secretary at our offices at 450 East 29th Street, 14th Floor, New York, New York 10016.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics (the "Code of Conduct") that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available under the Governance section of the Investors page of our website located at https://meiragtx.com/, or by writing to our Secretary at our offices at 450 East 29th Street, 14th Floor, New York, New York 10016. We intend to make any necessary disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct that applies to any of our directors and executives officers on our website rather than by filing a Current Report on Form 8-K.

Anti-Hedging Policy

        Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts; short sales; and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities.

Communications with the Board

        Any shareholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, including our chairman, may do so by directing such correspondence to the attention of our Secretary, MeiraGTx Holdings plc, 450 East 29th Street, 14th Floor, New York, New York 10016. Our Secretary will forward the communication to the appropriate director or directors as appropriate. Any complaints or concerns relating to our accounting, internal accounting controls or auditing matters will be referred to the chairman of the Audit Committee. Other concerns will be referred to the chairman of the Board with a copy to the chairman of the Nominating and Corporate Governance Committee. Any complaints or concerns may be reported anonymously or confidentially. We strictly prohibit any retaliation for reporting a possible violation of law, ethics, or firm policy regardless of whom the report concerns.

 EXECUTIVE COMPENSATION

Overview

        This section discusses the material components of the executive compensation program for our 2019 "named executive officers," who were (i) Alexandria Forbes, Ph.D., our President and Chief Executive Officer; and (ii) our two most highly-compensated executive officers (other than our Chief Executive Officer) who were serving as executive officers as of December 31, 2019: (a) Richard Giroux, our Chief Financial Officer and Chief Operating Officer; and (b) Bruce Gottlieb, our former General Counsel and Secretary who departed the Company on January 7, 2020.

        The Company believes it experienced exceptional results in 2019 and achieved significant milestones in a number of key areas, including fundraising, clinical, regulatory and overall business development. In particular, our 2019 performance was attributable to a number of factors, including:

  •
  Strategic collaboration with Janssen:  In January 2019, we entered into a strategic collaboration and licensing agreement with Janssen Pharmaceuticals, Inc. ("Janssen"), one of the Janssen Pharmaceuticals Companies of Johnson & Johnson, to develop and commercialize gene therapies for the treatment of inherited retinal diseases.

  •
  Strengthened balance sheet:  In 2019, we raised approximately $155 million of gross proceeds through sales of our ordinary shares, including approximately $80 million of gross proceeds in a private placement of approximately 5.8 million ordinary shares in March 2019, and approximately $75 million of gross proceeds in a public offering of approximately 3.2 million ordinary shares in August 2019. In addition, we received a $100 million upfront payment from Janssen in January 2019 in connection with our entry into the strategic collaboration.

  •
  Expanding manufacturing capabilities:  In 2019, we commenced activities to expand our current manufacturing capabilities, including the completion of feasibility studies to build a second cGMP viral vector manufacturing facility as well as a cGMP plasmid production facility.

  •
  Continued advancement of our pipeline:  Completed dose escalation and pediatric expansion Phase 1/2 RPGR trial; completed Phase 1/2 AAV-CNGB3 trial; initiated Phase 1/2 clinical trial in CNGA3; presented positive data from a Phase 1/2 clinical trial which demonstrated that, in addition to meeting its primary endpoint of safety, AAV-RPE65 demonstrated statistically significant improvement across several assessments of visual function; and initiated enrollment in second clinical trial of patients with radiation-induced Grade 2/3 xerostomia following treatment for head and neck cancer.

  •
  Acquisition of Arthrogen:  In October 2019, we acquired Arthrogen B.V., a biopharmaceutical company developing gene therapy for different indications, using viral mediated gene transfer, as part of our continuing efforts to expand our focus to develop additional gene therapy treatments for patients suffering from a range of serious diseases.

        These results were largely driven by our named executive officers. The Compensation Committee sought to reward these individuals for the Company's achievements during 2019 and its compensation decisions for 2019 reflect the Committee's desire to recognize the achievement of goals intended to increase shareholder value, while enhancing the retention of key executives who drive this performance.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Alexandria Forbes, Ph.D.	2019	580,000	3,158,000	—	—	4,742,263	8,480,263
President and Chief Executive	2018	555,000	3,028,000	11,345,617	1,380,800	6,689,105	22,998,522
Officer	2017	450,000	490,000	—	165,969	16,200	1,122,169
Richard Giroux	2019	495,000	2,245,000	—	—	4,725,463	7,465,463
Chief Financial Officer and Chief	2018	476,731	2,433,000	11,345,617	1,171,986	6,672,605	22,099,939
Operating Officer	2017	400,000	440,000	—	153,202	—	993,202
Bruce Gottlieb(4)	2019	340,961	450,000	—	2,616,000	—	3,406,961
Former General Counsel and Secretary

(1)
For Dr. Forbes and Mr. Giroux, amounts reflect $1,500,000 and $1,000,000, respectively, in bonuses paid in June 2019 in connection with the completion of a strategic collaboration resulting in upfront payments to us and $1,658,000 and $1,245,000, respectively, in guaranteed and discretionary bonuses paid in early 2020 attributable to performance in 2019. For Mr. Gottlieb, amount reflects a guaranteed bonus paid in early 2020 attributable to performance in 2019.

(2)
Amounts reflect the aggregate grant-date fair value of restricted ordinary shares and option awards granted during a specified year in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the valuation methodology and assumptions used to calculate the value of these awards made to executive officers in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 11, 2020, and incorporated herein by reference.

(3)
Amounts shown represent employer contributions to our 401(k) plan for Dr. Forbes. For each of Dr. Forbes and Mr. Giroux, amounts shown include $4,725,463 in tax gross-ups paid by us in 2019 as described in more detail below under "Narrative to Summary Compensation Table—Equity Compensation."

(4)
Compensation is not shown for fiscal years 2017 and 2018 because Mr. Gottlieb did not become our General Counsel and Secretary until April 1, 2019. Mr. Gottlieb departed the Company on January 7, 2020. The amount shown in the Option Awards column reflects the sign-on option award Mr. Gottlieb received on his start date.

Narrative to Summary Compensation Table

Base Salaries

        The named executive officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, role and responsibilities.

        Pursuant to the terms of their employment agreements, the base salaries of Dr. Forbes and Mr. Giroux were initially set at $390,000 and $320,000, respectively, and were increased to $450,000 and $400,000, respectively, in April 2016, in connection with our attaining a fundraising milestone. The base salaries of Dr. Forbes and Mr. Giroux were subsequently increased to $580,000 and $495,000, respectively, in connection with our attaining a second fundraising milestone in March 2018. Mr. Gottlieb received an initial annual base salary of $450,000 pursuant to the terms of his employment agreement.

Bonuses

        Dr. Forbes and Mr. Giroux are entitled to guaranteed annual cash bonus payments and may receive performance-based bonuses pursuant to the terms of their employment agreements, as described in more detail below under "Executive Compensation Arrangements—Dr. Forbes and Mr. Giroux." In January 2020, the Compensation Committee assessed Company performance during 2019 based on our achievement of a number of clinical, regulatory and corporate milestones during the year as described above and determined that the guaranteed and performance based bonus amounts payable to Dr. Forbes and Mr. Giroux for 2019 would be $1,658,000 and $1,245,000, respectively. These bonuses were paid in January 2020 and are included in the "bonus" column of the 2019 Summary Compensation Table above.

        Pursuant to his employment agreement, Mr. Gottlieb was entitled to a guaranteed annual cash bonus payment and had the opportunity to earn an annual discretionary bonus. In January 2020, Mr. Gottlieb received his guaranteed annual cash bonus for 2019 performance in the amount of $450,000.

Equity Compensation

        Pursuant to our 2018 Incentive Award Plan, referred to as the 2018 Plan, we may grant cash and equity incentives to directors, employees (including our named executive officers) and consultants of our Company and certain of its affiliates to enable our Company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success.

        For 2018 performance, the Compensation Committee granted option awards to Dr. Forbes and Mr. Giroux in December 2018, as described in more detail below under "Outstanding Equity Awards at Fiscal Year-End," which generally vested as to 25% of the shares subject to the option on the first anniversary of the grant date and in 36 substantially equal installments thereafter. Beginning with the 2019 performance year, the Compensation Committee determined that it would grant equity awards to employees, including the named executive officers, in the year following the performance year. The SEC's compensation disclosure rules currently require disclosure of the grant date value of equity awards granted during the last year (2019 in this case). Accordingly, the 2019 Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year-End Table do not include the equity awards granted to our named executive officers in January 2020. In light of the SEC's current compensation disclosure rules, we have provided the following supplemental table which sets forth the restricted share unit awards granted to Dr. Forbes and Mr. Giroux by the Compensation Committee in January 2020 for the 2019 performance year, with 50% of the award vesting on the second anniversary of the grant date and 25% of the award vesting on each of the third and fourth anniversaries of the grant date:

Named Executive Officer	Restricted Share Unit Awards (#)	FASB Grant Date Fair Value of Restricted Share Unit Awards ($)(1)

Alexandria Forbes, Ph.D.	195,000	3,958,500
Richard Giroux	150,000	3,045,000

(1)
The amounts shown represent the aggregate grant date fair value of the restricted share unit awards as determined pursuant to FASB ASC Topic 718, which amounts will be included in next year's Summary Compensation Table pursuant to the SEC's current compensation disclosure rules. We provide information regarding the valuation methodology and assumptions used to calculate the value of these awards made to executive officers in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 11, 2020, and incorporated herein by reference.

        The Compensation Committee elected to grant restricted share unit awards with the initial vesting and payout beginning on the second anniversary of the grant date to provide long-term motivation for our executives to create shareholder value and to promote greater retention of our executives.

        Pursuant to their employment agreements, Dr. Forbes and Mr. Giroux are entitled to annual grants of restricted ordinary shares. The number of restricted shares subject to each such award is determined by the Compensation Committee, with input from our chief executive officer with respect to the grant to Mr. Giroux. For 2019, the Compensation Committee, with respect to Dr. Forbes, and the chief executive officer, with respect to Mr. Giroux, determined not to make any such grants.

        In connection with our IPO, each of Dr. Forbes and Mr. Giroux became entitled to a grant of restricted shares in an amount equal to 2.5% of our outstanding shares on a fully diluted basis, which we refer to as the Executive IPO Grants. In June 2018, we issued each of Dr. Forbes and Mr. Giroux 653,174 restricted shares. One-third of the restricted shares subject to the Executive IPO Grants were vested at grant and the remaining shares vest in eight quarterly installment beginning three months thereafter. In connection with the vesting of these shares we paid $1,069,860 in March 2019, $1,239,999 in June 2019, $1,160,837 in September 2019 and $1,254,767 in December 2019 for the associated taxes incurred by each of Dr. Forbes and Mr. Giroux. These amounts are included in the "All Other Compensation" column of the 2019 Summary Compensation Table above.

        Pursuant to his employment agreement, Mr. Gottlieb was granted on his start date a sign-on option award to purchase 200,000 shares, which was scheduled to vest as to 25% of the shares subject to the option on the first anniversary of the grant date and in 36 substantially equal monthly installments thereafter.

Other Elements of Compensation

  Retirement Plans

        We maintain a 401(k) retirement savings plan for our employees employed in the United States who satisfy certain eligibility requirements and contribute to defined contribution pension schemes on behalf of our employees employed in the United Kingdom. Our named executive officers are eligible to participate in our 401(k) plan in the United States on the same terms as other full-time employees. We match 100% of employee contributions to our 401(k) plan, up to 6% of eligible compensation. For members of senior management who are employed in the United Kingdom, we make pension contributions to defined contribution pension schemes equal to 10% of the employee's qualifying earnings. Our other employees in the United Kingdom receive pension contributions equal to 7% of qualifying earnings. We believe that providing a vehicle for tax-deferred retirement savings adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

  Employee Benefits

        All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, subject to the same terms and eligibility requirements.

Outstanding Equity Awards at Fiscal Year-End

        The following table summarizes the number of ordinary shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2019.

			Option Awards			Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

Alexandria Forbes, Ph.D.	3/4/2016	56,767	3,784	7.73	3/4/2026	—	—
	9/20/2017	47,104	36,637	2.64	9/20/2027	—	—
	1/10/2018	52,353	53,680	5.63	1/10/2028	—	—
	6/8/2018	—	—	—	—	108,863	2,179,437
	12/29/2018	32,500	97,500	9.64	12/28/2028	—	—
Richard Giroux	3/4/2016	45,896	3,060	7.73	3/4/2026	—	—
	9/20/2017	43,481	33,818	2.64	9/20/2027	—	—
	1/10/2018	46,299	50,325	5.63	1/10/2028	—	—
	6/8/2018	—	—	—	—	108,863	2,179,437
	12/29/2018	26,250	78,750	9.64	12/28/2028	—	—
Bruce Gottlieb(3)	4/1/2019	—	200,000	17.38	3/31/2029	—	—

(1)
The options vest as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the holder's continued employment with us through the applicable vesting date and, for Dr. Forbes and Mr. Giroux, accelerated vesting upon a qualifying termination of employment as described in more detail below under "Executive Compensation Arrangements—Dr. Forbes and Mr. Giroux." In the case of Mr. Gottlieb, pursuant to the Separation and Release Agreement dated January 7, 2020, 40,000 options vested and became immediately exercisable on January 14, 2020, 10,000 options vested and became immediately exercisable on April 1, 2020 and 100,000 options will vest in 24 substantially equal monthly installments thereafter, subject to his continued compliance with certain covenants described below under "Potential Payments Upon a Termination or a Change in Control." The remaining 50,000 options under the sign-on award were forfeited.

(2)
The restricted shares vest in six quarterly installments ending June 8, 2020.

(3)
The market value was determined using a per share value of the Company's ordinary shares of $20.02 (which was the closing price per share on December 31, 2019, the last trading day of the year).

Executive Compensation Arrangements

        We have entered into employment agreements with each of our named executive officers. Certain key terms of these agreements are described below.

Dr. Forbes and Mr. Giroux

        We entered into employment agreements with Dr. Forbes and Mr. Giroux in February 2016. The agreements have an initial term of three years and automatically renew for successive one-year periods unless notice of non-renewal is provided by either party at least 90 days prior to the expiration of the then-current term.

        Pursuant to the employment agreements, Dr. Forbes and Mr. Giroux are entitled to annual base salaries in the amounts described above under "Base Salaries," annual cash bonuses equal to 100% of their respective base salaries, referred to as the guaranteed bonus, and the opportunity to earn annual performance-based bonuses targeted at 60% of base salary for Dr. Forbes and 50% of base salary for Mr. Giroux, referred to as the performance bonus.

        In the event we complete a strategic collaboration resulting in upfront payments to us, each of Dr. Forbes and Mr. Giroux is entitled to a cash bonus in an amount determined by the Compensation Committee and, with respect to Mr. Giroux, the chief executive officer, provided that such bonus will not be less than 1% of the upfront payments received by us in such collaboration. There is no limit on the number of bonuses the executives may receive per year pursuant to this arrangement.

        In the event either of Dr. Forbes's or Mr. Giroux's employment is terminated due to death or disability, or Dr. Forbes or Mr. Giroux resigns employment without good reason, which includes the executive's election not to renew the term of the employment agreement, the executive (or the executive's estate or beneficiary) is entitled to receive the executive's base salary, guaranteed bonus, and performance bonus as if the executive's employment had continued for an additional 12-month period.

        In the event either of Dr. Forbes or Mr. Giroux is terminated by us for any reason other than cause, including due to a change in control, the Company elects not to renew the term of the employment agreement, or Dr. Forbes or Mr. Giroux resigns for good reason, the executive is entitled to (i) three months' notice of termination or pay in lieu of notice, (ii) receive the executive's base salary, guaranteed bonus, and performance bonus as if the executive's employment had continued for an additional 24 month period (including a pro-rated guaranteed bonus and performance bonus for any stub periods), (iii) employee benefits and post-employment employee benefits and conversion rights in accordance with the terms and conditions of the plans, policies, programs, or perquisites in which the executive participates for a period of 24 months following the end of the then-current term, (iv) incentive and deferred compensation incentive rights in accordance with the terms and conditions of the incentive and deferred compensation plans in which the executive participates; provided, however, that the executive shall be deemed fully vested in any incentive and deferred compensation awards under such plans upon a termination, (v) accelerated vesting of any unvested restricted shares and equity incentive awards, (vi) to the extent not yet granted, be granted fully vested ordinary shares for any awards to which the executive may at the time be entitled as if all conditions applicable to such award were met, and (vii) be paid, within 30 days of termination, a cash termination fee equivalent to 1.50% for Dr. Forbes, or 1% for Mr. Giroux, of the average "market value" of our shares during the 90-trading day period prior to the termination plus payment of any taxes owed by the executive as a result of such termination fee. For purposes of the employment agreements, "market value" means the number obtained by multiplying (x) the aggregate number of shares of our voting and non-voting common equity (including shares held by employees and affiliates) by (y) the average of the last closing prices of our common equity in the principal market for such common equity, as adjusted on a pro-rata basis for any mechanical adjustments in our equity resulting from forward or reverse share splits.

        For purposes of the employment agreements, "cause" means the executive's (i) conviction of a felony involving moral turpitude, (ii) embezzlement, or (iii) intentional and willful misconduct that may subject us to criminal liability, which misconduct is not cured within 30 days after written notice to the executive of such conduct, if curable.

        For purposes of the employment agreements, "good reason" means (i) any material diminution of the executive's title, duties, work responsibilities, authority, or status, or the assignment of duties that would typically be performed by someone in the executive's position to an individual other than the executive, (ii) a material negative change in the executive's reporting structure, (iii) a change in control, (iv) a reduction in the executive's then current base salary, (v) a change in the executive's principal place of employment to a location more than 15 miles from Manhattan, New York, (vi) our breach of the employment agreement that is not cured within 30 days after receiving notice of such breach, (vii) our insistence that the executive perform or condone any illegal conduct, or (viii) a hostile or abusive work environment or harassment.

Mr. Gottlieb

        We entered into an employment agreement with Mr. Gottlieb in March 2019, pursuant to which he served as our General Counsel and Secretary through January 7, 2020. Mr. Gottlieb received an initial base salary of $450,000 and was entitled to an annual guaranteed cash bonus equal to 100% of his base salary in effect at the time of payment. Mr. Gottlieb was granted a sign-on option award of 200,000 options, with 25% of such award scheduled to vest on the one-year anniversary of the grant date and in 36 substantially equal monthly installments thereafter. Pursuant to his employment agreement and subject to Mr. Gottlieb's being employed by the Company on the date of grant, Mr. Gottlieb was entitled to a grant of 40,000 options on the one-year anniversary of the first day of his employment and a grant of 100,000 options on each of the second, third and fourth anniversaries of his employment with the Company, with each award vesting as to 25% on the one-year anniversary of the grant date and in 36 substantially equal monthly installments thereafter. Mr. Gottlieb also had the opportunity to earn discretionary annual bonuses.

        Mr. Gottlieb's employment agreement contains certain restrictive covenants pursuant to which he has agreed to refrain from competing with us or soliciting our employees, in each case, for a period of one-year following termination of employment. Further information regarding Mr. Gottlieb's post-termination payments may be found under the section below titled "Potential Payments Upon a Termination or a Change in Control."

Potential Payments Upon a Termination or a Change in Control

        As described above in the section titled "Executive Compensation Arrangements—Dr. Forbes and Mr. Giroux," Dr. Forbes and Mr. Giroux may become entitled to certain payments and benefits in connection with their termination or a change in control of our Company.

        Mr. Gottlieb departed the Company on January 7, 2020. In connection with Mr. Gottlieb's departure, the Company and Mr. Gottlieb entered into a Separation and Release Agreement, dated January 7, 2020. Pursuant to the agreement, in exchange for a general release of claims against the Company (except for those that may relate to the administration of any applicable benefit plan or those that cannot be lawfully waived), Mr. Gottlieb received (i) a cash severance payment of $450,000, (ii) his 2019 bonus of $450,000, (iii) a $75,000 payment in lieu of the notice period required by his employment agreement, (iv) benefit coverage pursuant to COBRA for up to twelve (12) months, (v) immediate vesting of 40,000 options under his sign-on option award, and (vi) continued vesting of 110,000 options under his non-qualified sign-on option award, with 10,000 options vesting on April 1, 2020 and the remaining 100,000 options vesting in 24 substantially equal monthly installments thereafter, subject to his continued compliance with the covenants described below.

        The agreement also contains covenants imposing on Mr. Gottlieb certain obligations with respect to confidentiality, proprietary information, non-solicitation and non-disparagement, and restricting his ability to engage in certain activities in competition with the Company for a period of one-year after his separation date. Mr. Gottlieb has agreed to cooperate and to generally make himself available in connection with any investigation or legal proceedings involving, or any matter that relates to his employment with, the Company.

 DIRECTOR COMPENSATION

Overview

        Under our non-employee director compensation program, each non-employee director is eligible to receive the following amounts for their services on our Board of Directors:

  •
  an option to purchase 50,000 ordinary shares upon the director's initial election or appointment to our Board of Directors;

  •
  if the director has served on our Board of Directors for at least six months as of the date of an annual meeting of shareholders, and will continue to serve as a non-employee director immediately following such meeting, an option to purchase 25,000 ordinary shares on the date of the annual meeting;

  •
  an annual director fee of $66,000; and

  •
  if the director serves on a Committee of our Board of Directors or in the other capacities stated below, an additional annual fee as follows:

  •
  chairman of the Board or lead independent director, $30,000;

  •
  chairman of the Audit Committee, $15,000;

  •
  Audit Committee member other than the chairman, $5,000;

  •
  chairman of the Compensation Committee, $10,000;

  •
  Compensation Committee member other than the chairman, $5,000;

  •
  chairman of the Nominating and Corporate Governance Committee, $10,000;

  •
  Nominating and Corporate Governance Committee member other than the chairman, $5,000;

  •
  Chairman of the Science and Technology Committee, $10,000; and

  •
  Science and Technology Committee member other than the chairman, $5,000.

        Options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our ordinary shares on the date of grant and expire not later than ten years after the date of grant. The options granted upon a director's initial election or appointment vest in thirty-six (36) substantially equal monthly installments following the date of grant. The options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant. In addition, all unvested options vest in full upon the occurrence of a change in control.

        In April 2019 our Board, based on the recommendation of our compensation consultant, approved an amendment to our non-employee director compensation program that increased the annual director fee from $25,000 to $66,000 and the additional annual fee for service as the chairman of the Board from $25,000 to $30,000, effective April 4, 2019. In December 2019, in connection with the establishment of the Science and Technology Committee effective January 1, 2020, the Board approved an amendment to our non-employee director compensation program to pay the chairman of the Science and Technology Committee $10,000 per year and each member of the Science and Technology Committee other than the chairman $5,000 per year.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)

Keith R. Harris, Ph.D.	112,966	385,750	498,716
Ellen Hukkelhoven, Ph.D.(2)	—	385,750	385,750
Martin Indyk	50,904	474,000	524,904
Arnold J. Levine, Ph.D.	59,383	385,750	445,133
Joel S. Marcus	69,383	385,750	455,133
Neil Mendoza	69,383	385,750	455,133
Gregory S. Moss(3)	19,733	—	19,733
Nicole Seligman	42,405	681,000	723,405
Thomas E. Shenk, Ph.D.	54,383	385,750	440,133

(1)
Amounts reflect the full grant-date fair value of option awards granted during 2019 computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the valuation methodology and assumptions used to calculate the value of these awards made to executive officers in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 11, 2020, and incorporated herein by reference.

(2)
Dr. Hukkelhoven waived the cash compensation payable to her for services on the Board during 2019. Dr. Hukkelhoven is a Managing Director of Perceptive Advisors, which has the right to receive the director compensation provided in respect of Dr. Hukkelhoven's board service through a partial management fee offset.

(3)
Mr. Moss did not stand for re-election at our 2019 annual meeting of shareholders.

        The table below shows the aggregate number of option awards (exercisable and unexercisable) held as of December 31, 2019 by each non-employee director who was serving as of December 31, 2019.

Name	Options Outstanding (#)

Keith R. Harris, Ph.D.	61,071
Ellen Hukkelhoven, Ph.D.(1)	40,459
Martin Indyk	50,000
Arnold J. Levine, Ph.D.	46,900
Joel S. Marcus, J.D.	53,341
Neil Mendoza	53,341
Nicole Seligman	50,000
Thomas E. Shenk, Ph.D.	67,513

(1)
Amounts shown represent (i) 15,549 options granted to Perceptive Life Sciences Master Fund, Ltd. (the "Perceptive Master Fund"), and (ii) 25,000 options granted to Dr. Hukkelhoven, in each case, in respect of Dr. Hukkelhoven's service as a non-employee director.

SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information relating to the beneficial ownership of our ordinary shares as of April 6, 2020, by:

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares;

  •
  each of our directors;

  •
  each of our named executive officers for 2019; and

  •
  all current directors and current executive officers as a group.

        The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a "beneficial" owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them, subject to any applicable community property laws.

        The percentage of shares beneficially owned is computed on the basis of 36,840,416 of our ordinary shares outstanding as of April 6, 2020. Ordinary shares that a person has the right to acquire within 60 days of April 6, 2020 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o MeiraGTx Holdings plc, 450 East 29th Street, 14th Floor, New York, New York 10016.

	Shares Beneficially Owned

Name of Beneficial Owner	Number	Percentage

Holders of Greater Than 5%
Perceptive Advisors, LLC(1)	6,448,736	17.5%
Entities affiliated with Orbimed(2)	3,453,020	9.4%
Johnson & Johnson(3)	2,898,550	7.9%
Kadmon Corporation, LLC(4)	2,097,737	5.7%
Adena Estate, Inc.(5)	2,086,889	5.7%
Alexandria Venture Investments LLC(6)	1,982,726	5.4%
Named Executive Officers and Directors
Alexandria Forbes, Ph.D.(7)	1,670,622	4.5%
Keith R. Harris, Ph.D.(8).	61,071	*
Ellen Hukkelhoven, Ph.D.(9)	25,000	*
Martin Indyk(10)	20,834	*
Arnold J. Levine, Ph.D.(11)	46,900	*
Joel S. Marcus(12)	2,115,989	5.7%
Neil Mendoza(13)	66,224	*
Nicole Seligman(14)	21,667	*
Thomas E. Shenk, Ph.D.(15)	238,322	*
Richard Giroux(16)	1,367,061	3.7%
Bruce Gottlieb(17)	58,333	*
All executive officers and directors as a group (11 persons)(18)	6,242,086	16.5%

*
Less than 1%.

(1)
Pursuant to a Schedule 13D/A, filed with the SEC on August 20, 2019, each of Perceptive Advisors, Joseph Edelman ("Mr. Edelman") and Perceptive Master Fund has shared voting and dispositive power over 6,433,277 of our ordinary shares and options to purchase 15,459 ordinary shares that are or will be exercisable within 60 days of April 6, 2020. Perceptive Advisors serves as the investment advisor to the Perceptive Master Fund, and Mr. Edelman is the managing member of Perceptive Advisors. The address of each of the foregoing named reporting persons is c/o Perceptive Advisors, LLC, 51 Astor Place, 10th Floor, New York, New York 10003. Ellen Hukkelhoven, Ph.D., one of our directors, is a Managing Director at Perceptive Advisors.

(2)
Pursuant to a Schedule 13G filed on February 14, 2020, Orbimed Capital LLC ("Orbimed Capital") has shared voting and dispositive power over 3,448,820 of our ordinary shares and Orbimed Advisors LLC ("Orbimed Advisors") has shared voting and dispositive power over 4,200 of our ordinary shares. Orbimed Capital and Orbimed Advisors are investment advisors in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. Orbimed Capital and Orbimed Advisors exercise investment and voting power over the shares they own through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the ordinary shares. The address for each of Orbimed Capital and Orbimed Advisors is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(3)
Pursuant to a Schedule 13G filed on March 4, 2019, each of Johnson & Johnson ("J&J") and Johnson & Johnson Innovation-JJDC, Inc. ("JJDC") has shared voting and dispositive power over 2,898,550 of our ordinary shares. JJDC is a wholly-owned subsidiary of J&J. The address for J&J is

  One Johnson & Johnson Plaza, New Brunswick, NJ 08933, and the address for JJDC is 410 George Street, New Brunswick, NJ 08901.

(4)
Pursuant to a Schedule 13G filed on February 14, 2020, each of Kadmon Holdings, Inc. and Kadmon Corporation, LLC has shared voting and dispositive power over 2,097,737 of our ordinary shares. The sole member of Kadmon Corporation, LLC is Kadmon Holdings, Inc. The address of each of the foregoing named reporting persons is 450 E. 29th Street, 16th Floor, New York, New York 10016

(5)
Pursuant to a Schedule 13G filed on March 2, 2020, Adena Estate, Inc. beneficially owns 2,086,889 of our ordinary shares. The address of Adena Estate, Inc. is P.O. Box 71, Craigmuir Chambers, Road Town Tortola, British Virgin Islands, VG1110.

(6)
Pursuant to a Schedule 13G filed on February 14, 2020, each of Alexandria Venture Investments LLC and Alexandria Real Estate Equities Inc. has shared voting and dispositive power over 1,982,726 of our ordinary shares. Joel S. Marcus, one of our directors, is the Executive Chairman of ARE-QRS Corp., the general partner of Alexandria Real Estate Equities Inc., which is the managing member of ARE-Special Services, LLC, which is the managing member of Alexandria Venture Investments LLC. The address of Alexandria Venture Investments LLC is 26 North Euclid Avenue, Pasadena, California 91101.

(7)
Includes for Dr. Forbes: (i) 222,541 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of April 6, 2020; and (ii) 54,432 unvested restricted shares, which are subject to forfeiture.

(8)
Includes for Dr. Harris 61,071 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of April 6, 2020.

(9)
Includes for Dr. Hukkelhoven 25,000 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of April 6, 2020.

(10)
Includes for Ambassador Indyk 20,834 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of April 6, 2020.

(11)
Includes for Dr. Levine 46,900 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of April 6, 2020.

(12)
Includes for Mr. Marcus: (i) 53,341 ordinary shares underlying outstanding options that are currently or will be exercisable within 60 days of April 6, 2020; (ii) 1,982,726 ordinary shares beneficially owned by Alexandria Venture Investments LLC over which Mr. Marcus may be deemed to have beneficial ownership as described in footnote (6) above; and (iii) 79,922 ordinary shares held by Third Amended and Restated Joel and Barbara Marcus Family Trust.

(13)
Includes for Mr. Mendoza 53,341 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of April 6, 2020.

(14)
Includes for Ms. Seligman 16,667 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of April 6, 2020.

(15)
Includes for Mr. Shenk (i) 67,513 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of April 6, 2020; and (ii) 170,809 ordinary shares held by Double Epiphany, LLC. The managing members of Double Epiphany, LLC are Thomas E. Shenk and Lillian W. Chiang, who have full voting and investment power with respect to the shares held by Double Epiphany, LLC.

(16)
Includes for Mr. Giroux: (i) 194,041 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of April 6, 2020; (ii) 54,432 unvested restricted shares, which are subject to forfeiture; and (iii) 5,152 ordinary shares owned by Mr. Giroux's spouse.

(17)
Includes for Mr. Gottlieb 58,333 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of April 6, 2020. Mr. Gottlieb departed the Company on January 7, 2020.

(18)
Includes for all executive officers and directors as a group: (i) 883,628 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of April 6, 2020; (ii) 108,864 unvested restricted shares, which are subject to forfeiture; (iii) 2,153,535 ordinary shares held by limited liability companies; and (iv) 85,074 ordinary shares held in the name of, or in trust for, other family members.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures on Transactions with Related Persons

        Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $5,000 in any one fiscal year and a "related person" (as defined under Regulation S-K) had, has or will have a direct or indirect material interest. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

        Our finance team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances and in consultation with counsel as deemed necessary or advisable, whether such potential related person transactions constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into must be reported to our principal financial officer by both the related person and the person at the Company responsible for such potential related person transaction.

        Unless exempted from the policy, the principal financial officer shall present to the Audit Committee (or the chairman of the Audit Committee) the related person transaction for review and the Audit Committee (or, where Audit Committee approval is not feasible, the chairman, subject to further ratification by the Audit Committee) shall approve or disapprove the related person transaction. In determining whether to approve the related person transaction, the Audit Committee is to review all relevant facts and circumstances, including whether the related person transaction is entered into on terms comparable to those that could be obtained on an arms-length basis with an unrelated third party, the extent of the related person's interest in the transaction and taking into account the conflicts of interest and corporate opportunity provisions of the Company's Code of Business Conduct and Ethics.

        The following is a summary of transactions since January 1, 2018 that constitute related person transactions required to be disclosed pursuant to the applicable provisions of Item 404(a) and Item 404(d) of Regulation S-K. Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy or otherwise by the Board of Directors.

Preferred Share Financing

Convertible Preferred C Shares

        On April 7, 2016, we issued an aggregate of 118,526 Convertible Preferred C Shares to Kadmon Corporation, LLC ("Kadmon") with an aggregate value of approximately $1.2 million as partial payment of amounts owed under the transition services agreement (the "Kadmon TSA"). See "Kadmon Transition Services Agreement" below for additional information.

        On April 12, 2018, we issued 715,737 Convertible Preferred C Shares to the Perceptive Master Fund for aggregate consideration of $10.0 million.

        On March 1, 2018, we issued an aggregate of 1,431,475 Convertible Preferred C Shares to Adena Estate, Inc. for aggregate consideration of $15 million.

        On each of January 1, 2018, February 1, 2018 and March 1, 2018, we issued 10,892 Convertible Preferred C Shares to an affiliate of Alexandria Real Estate Equities, Inc. ("Alexandria"), of which one of our directors, Joel S. Marcus, is affiliated and which was then a beneficial owner of more than 5% of our equity, for aggregate consideration on each such date of $114,138.

Consulting Agreement

        Effective September 28, 2015, we entered into a three-year consulting agreement with Thomas Shenk, Ph.D., one of our directors. In connection with the agreement, we issued Dr. Shenk 170,809 Series A ordinary shares for aggregate consideration of $1.3 million. Under the consulting agreement, such shares were subject to forfeiture ratably over a period of three years if Dr. Shenk did not remain a consultant to us. As of December 31, 2018, all shares were no longer subject to forfeiture.

Indemnification Agreements

        We entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related investment funds) and executive officer against all expenses such as attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the director or executive officer or on his or her behalf, in connection with such proceeding or any claim, issue or matter therein, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of our Company, and with respect to any criminal proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Kadmon Transition Services Agreement

        In April 2015, we entered into the Kadmon TSA with Kadmon to provide us with office and laboratory facilities, as well as certain other personnel support activities. Under the Kadmon TSA, we were charged for (i) rent based upon the square footage of the office and laboratory facilities we use, (ii) other personnel support activities based upon the hours of the personnel providing the support activities, and (iii) other direct costs incurred by Kadmon on our behalf, plus a 7% administrative fee. The Kadmon TSA terminated on April 24, 2018, and we are currently leasing office space on a month to month basis from Kadmon. During 2018 and 2019, we paid Kadmon an aggregate amount of $1.4 million and $576,404, respectively. As of December 31, 2019, there were no amounts due to Kadmon.

Moorfields Lease

        In February 2016, we entered into a five-year lease with Moorfields Eye Hospital NHS Foundation Trust of Moorfields Eye Hospital ("Moorfields") and Kadmon. Under the lease, Kadmon was a guarantor of our rent obligations and agreed to indemnify Moorfields as the landlord against any failure by the tenant to pay the rent or otherwise perform its obligations thereunder. On December 14, 2018, we acquired from Moorfields a long leasehold interest in a pharmacy manufacturing unit (the "Property"), which we continue to occupy and, as a result of this transaction, we are now the tenant of the Property with no facility rent due to Moorfields for the remaining term of 108 years.

ARE Leases

July 2016 Lease

        Effective July 2016, we entered into a non-cancellable operating lease for laboratory and related office facilities in New York with ARE-East River Science Park, LLC ("ARE"), an entity affiliated with Alexandria and Joel S. Marcus. Under the lease, we paid monthly base rent, property management fees and operating expenses for the duration of the lease term, which was scheduled to expire in December 2021. The total rent expense under the lease was $487,555 for each of the years ended December 31, 2019 and 2018. In July 2016, in connection with the signing of the lease, we entered into a standby letter of credit agreement for $122,866, which serves as a security deposit for the premises. The standby letter of credit initially expired on July 7, 2017, and is automatically renewed annually through July 7, 2021. As of the years ended December 31, 2019 and 2018, the balance of deferred rent was $153,146 and $201,264, respectively. Aggregate future minimum rental payments under the lease were $1,128,269 as of December 31, 2019. On January 28, 2020, we and ARE mutually agreed to terminate the lease on February 29, 2020 with no further obligation for either party.

December 2016 Lease

        In December 2016, we entered into a non-cancellable operating lease for laboratory and office facilities in New York with ARE, expiring in October 2032. Under the lease, we paid monthly base rent, property management fees, and operating expenses during the lease term. In December 2016, in connection with the signing of the lease, we entered into a standby letter of credit agreement for $321,977, which served as a security deposit for the premises. The standby letter of credit was cancelled in November 2017. In October 2017, the lease was amended whereby the lease would terminate in March 2018 and only base rent and management fees in the aggregate amount of $563,507 would be due for the period from November 2017 through March 2018. Under the amendment, we issued a promissory note in the principal amount of $1.4 million to ARE at an interest rate of 5% per annum, which removed the balance of the deferred rent and accrued the future rent payments. The note was due on December 31, 2018. We recorded an interest expense in the amount of $17,386 for the year ended December 31, 2018. The total rent expense under the operating lease was $0 for the year ended December 31, 2018. As of December 31, 2018, the balance of deferred lease obligation and the aggregate future minimal rental payments under the lease were $0.

Shareholder Agreement

        On June 7, 2018, in connection with our IPO, we entered into a Shareholder Agreement with our shareholders, including Alexandria Forbes, Richard Giroux, Stuart Naylor, Joel S. Marcus, Thomas Shenk, Keith Harris, Arnold Levine, Kadmon Corporation, LLC, Perceptive Master Fund, Adena Estate, Inc., Alexandria Equities No. 7, LLC. and Robin Ali. The Shareholder Agreement, other than provisions related to registration rights, confidentiality, rights of third parties and governing law, terminated upon consummation of our IPO. Provisions related to registration rights will terminate upon the earlier to occur of a deemed liquidation event, such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of a holder's shares without limitation during a three-month period without registration, and the third anniversary of our IPO.

Private Placement

        On February 27, 2019, we entered into a securities purchase agreement with certain accredited investors (the "Securities Purchase Agreement") for the sale and issuance of 5,797,102 ordinary shares at a price of $13.80 per share, for gross proceeds of approximately $80,000,000 (the "Private Placement"). The purchase of the ordinary shares pursuant to the Securities Purchase Agreement closed on March 1, 2019. Perceptive Master Fund, which was a greater than 10% holder of our ordinary shares at the time of the Private Placement, purchased 1,304,348 ordinary shares in the Private Placement on the same terms and conditions as the other investors in the offering. Ellen Hukkelhoven, Ph.D., one of our directors, is a Managing Director at Perceptive Advisors, which serves as the investment advisor to Perceptive Master Fund.

        JJDC, the investment arm of J&J and owner of Janssen, purchased 2,898,550 ordinary shares in the Private Placement on the same terms and conditions as the other investors in the offering. As noted above under "Executive Compensation," we entered into a collaboration, option and license agreement with Janssen in January 2019 to develop and commercialize gene therapies for the treatment of inherited retinal diseases. Due to this ongoing relationship with Janssen, and as a result of JJDC's acquisition of more than 5% of our ordinary shares in the Private Placement, JJDC became a related party after the Private Placement in accordance with SEC rules and interpretations.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

        Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 450 East 29th Street, 14th Floor, New York, New York 10016, in writing not later than December 22, 2020.

        Under our Articles all business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Board or of the Company's auditors, and the fixing of the remuneration of the Company's auditors. No special business shall be transacted at any general meeting without the consent of all shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting. In addition, no business may be transacted at any general meeting other than business that is either specified in the notice of the meeting given by or at the direction of the Board (including on the requisition of shareholders in accordance with the Articles) or otherwise properly brought before an annual general meeting by or at the direction of the Board. A general meeting may be called by the Board of Directors or any other person authorized to do so in our Articles. Under our Articles, general meetings shall also be convened on the requisition in writing of any shareholder or shareholders entitled to attend and vote at general meetings of the Company and to exercise at least a majority of the voting power permitted to be exercised at any such meeting, deposited at the registered office of the Company specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by such shareholders and, if the Board does not convene such meeting for a date not later than 45 days after the date of such deposit, such shareholders themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Board.

        We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING

        SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as "householding," provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2019 ANNUAL REPORT

        Our 2019 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is being mailed with this Proxy Statement to those shareholders that receive this Proxy Statement in the mail. Shareholders that receive the Notice Regarding the Availability of Proxy Materials can access our Annual Report on Form 10-K for 2019, at www.proxyvote.com.

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 has also been filed with the SEC. It is available free of charge at the SEC's website at www.sec.gov. Upon written request by a shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, MeiraGTx Holdings plc, 450 East 29th Street, 14th Floor, New York, New York 10016.

        Your vote is important.    Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MEIRAGTX HOLDINGS PLC 450 EAST 29TH STREET, 14TH FLOOR NEW YORK, NY 10016 During The Meeting - Go to www.virtualshareholdermeeting.com/MGTX2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D02491-P35048 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MEIRAGTX HOLDINGS PLC The Board of Directors recommends you vote FOR each of the following nominees: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) Ellen Hukkelhoven, Ph.D. Joel S. Marcus Nicole Seligman For Against Abstain The Board of Directors recommends you vote FOR proposal 2. ! ! ! 2. To ratify, by ordinary resolution, the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D02492-P35048 MEIRAGTX HOLDINGS PLC Annual Meeting of Shareholders June 2, 2020 10:00 AM This proxy is solicited by the Board of Directors The undersigned shareholder(s) hereby appoint(s) Alexandria Forbes, Ph.D., Richard Giroux and Robert J. Wollin, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, all of the ordinary shares of MeiraGTx Holdings plc that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Time on June 2, 2020 and any adjournment or postponement thereof, upon all matters as may properly come before the meeting, with all powers which the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side and in the discretion of the proxies with respect to such matters as may properly come before the Annual Meeting. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: